UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2016

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 6, 2016, Adamis Pharmaceuticals Corporation (“Adamis” or the “Company”) issued a press release announcing that after the close of the markets on June 3, 2016, it received a Complete Response letter (“CRL”) from the U.S. Food & Drug Administration (“FDA”) regarding the Company’s New Drug Application (“NDA”), originally submitted to the FDA on May 28, 2014 pursuant to Section 505(b)(2) of the Food, Drug & Cosmetic Act, as amended, regarding the Company’s Epinephrine Injection USP 1:1000 0.3mg Pre-filled Single Dose Syringe, or the Epinephrine PFS, product, for the emergency treatment of acute anaphylaxis, which is a severe allergic reaction. The FDA previously delivered a complete response letter dated March 27, 2015, raising a number of questions concerning the NDA. The Company resubmitted the NDA by means of an amendment dated December 4, 2015. A complete response letter is issued by the FDA’s Center for Drug Evaluation and Research when it has completed its review of a file and questions remain that preclude the approval of the NDA in its current form.

The CRL indicated that the FDA determined that it could not approve the NDA in its present form. The agency indicated that in order to support approval of the product, the Company must expand its human factors study (patient usability) and reliability study (product stress testing), both of which were part of the NDA as resubmitted and reflected changes in the product design following the FDA’s March 2015 CRL, with new studies, with protocols to be reviewed by the FDA before commencement of the studies. The CRL indicated that the new human factors study would need to provide additional, adequate and satisfactory data and information concerning, among other things, use of the product in different use environments and by different kinds of users and user groups. The CRL included comments on certain other aspects of the product and the materials and data submitted as part of the NDA. The CRL indicated that the agency had reserved comment, if any, on the proposed labeling for the product until the application was otherwise adequate. The CRL did not include any comments on the volume delivery issue that was referenced in the FDA’s original March 2015 CRL. The FDA indicated that the NDA will remain open until the issues identified in the CRL are resolved.

The Company is reviewing the CRL and plans to request a meeting with the FDA to discuss the CRL. Depending in part on the results of subsequent communications with the FDA, development of a protocol acceptable to the FDA for the additional studies, and the results of any additional studies that the Company may conduct, the Company believes that it can complete the additional testing and submit the results to the FDA sometime in the second half of 2016, although there can be no assurances that this will be the case.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations, including, but not limited to the following statements: the Company’s ability to satisfactorily respond to the matters raised in the FDA’s CRL relating to the Epinephrine PFS product; the amount of time that will be required to develop study protocols that are acceptable to the FDA and commence and complete the additional studies and resubmit the NDA; the results of any future studies relating to the Epinephrine PFS product that the Company may conduct; the costs of any additional studies and resubmissions to the FDA; the Company’s beliefs concerning the ability of its product candidates to compete successfully in the market; the Company’s beliefs concerning the safety and effectiveness of its product candidates; and the Company’s ability to fund future product development.. Statements in this Report concerning future events depend on several factors beyond the Company’s control, including adequate funding to support these activities, the absence of unexpected developments or delays, market conditions, and the regulatory approval process. Factors that might cause actual results to differ from the results anticipated by these forward-looking statements include, without limitation: delays in development of study protocols that are acceptable to the FDA; unexpected expenses relating to additional product development, studies and analysis of the studies; unfavorable results of the additional studies; and delays in resubmission of the NDA to the FDA. Forward-looking statements made in this Report involve known and unknown risks, uncertainties and other factors, which may cause Adamis’ actual results to be materially different from these forward-looking statements. Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Except to the extent required by law, Adamis expressly disclaims any obligation to update any forward-looking statements.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press release dated June 6, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: June 13, 2016	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer

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